EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2010 Option Incentive Scheme of Magal Security Systems Ltd. (the “Company,”) of our report dated March 21, 2013, with respect to the consolidated financial statements of the Company included in its Annual Report on Form 20-F for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/Kost Forer Gabbay & Kasierer
KOST FORER GABBAY & KASIERER
A member of Ernst & Young Global

Tel-Aviv, Israel
August 8, 2013